                                                                   EXHIBIT 10.19
                               PURCHASE AGREEMENT

     AGREEMENT, dated as of July 3 1996, among MERIDIAN ENVIRONMENTAL SERVICES, INC., a Michigan corporation (the "Seller"), MERIDIAN INTERNATIONAL, INC., a Michigan corporation (the "BUYER"), and GERALD M. GROVES, individually ("Groves".

                                   WITHESSETH:

     WHEREAS, Seller is engaged in the business of acid recycling, selling and distributing industrial chemicals; and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets and properties of Seller and the business of Seller upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

     1.1 PROPERTIES AND ASSETS TO BE SOLD AND PURCHASED. In reliance upon the representations and warranties contained in this Agreement and in the attachments hereto and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and deliver to Buyer, free and clear of all liabilities, claims, liens and encumbrances, except as hereinafter expressly provided, and Buyer agrees to purchase from Seller all of the assets, properties, goodwill and businesses of Seller as a going concern, of every kind and description, real, personal and mixed, tangible and intangible, wheresoever located and whether or not carried or reflected on the books of Seller, owned by Seller on the Closing Date (as hereinafter defined), except the Excluded Assets set forth in Section 1.2 hereof. Without limiting the generality of the foregoing, such assets, properties, goodwill and business (the "Purchased Assets") shall include all of the following:

          (a) All inventories, including, without limitation, inventories in transit paid for but not yet delivered, raw materials, supplies, work in process, finished goods and finished parts (the "Inventory");

          (b) All machinery and equipment (listed on Exhibit 1), and all parts, accessories, tools and supplies pertaining thereto located at Seller's facility at 312 West End Avenue, Detroit, Michigan (the "Machinery and Equipment");

          (c) All vehicles listed on Exhibit 1, accessories, tools and supplies pertaining thereto (the "Vehicles");

          (d) All furniture, fixtures, shelving, office supplies, computers and equipment and all parts, accessories, tools and supplies pertaining thereto (the "Office Asset Items");

          (e) The real property of Seller located at 312 West End Avenue, Detroit, Michigan and more particularly described on Exhibit 2 attached hereto (the "Real Property");

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          (f)  All rights of Seller to the logo presently used by it (but excluding the name "Meridian Environmental Services"), provided that Seller makes no representations or warranties with respect to such logo;

          (g) All right, title and interest of Seller under the contracts listed on Exhibit 3 (the "Subject Contracts");

          (h) All warranties, guarantees and the like of manufacturers, contractors, sellers or suppliers which pertain to the Purchased Assets, to the extent the same are transferable without third party consents;

          (i) All interest in and to the telephone numbers and telex numbers if any, and all listings pertaining to the Seller in all telephone books and directories; and

          (j) The business of Seller as a going concern including its goodwill, if any, and, subject to Section 1.2(b), all records, books, manuals, customer lists, supplier lists, permits, franchises, brochures office supplies, advertising and sales literature, credit information and any and all other operating data of Seller; provided, however, that all such records and books shall be available for inspection and copying by Seller at the offices of Buyer in Detroit, Michigan at all reasonable times for a proper purpose.

     1.2 EXCLUDED ASSETS. Seller shall retain and not sell and deliver to Buyer and Buyer shall not purchase from Seller only the following properties and assets of Seller as of the Closing Date (the "Excluded Assets"):

          (a) All monies to be received by Seller under this Agreement and all other rights of Seller hereunder; and

          (b) All stock records, corporate charters and seals, minute books, accounting and financial records, and all returns and records relating to state and federal income taxes; provided, however, that said documents and records (solely to the extent they relate to the business of Seller) shall be available for inspection and copying by Buyer upon the reasonable request of Buyer;

          (c)  All accounts receivable accruing prior to the Closing;

          (d)  All cash and cash equivalents,

          (e) All contracts, commitments and agreements not included within the Subject Contracts;

          (f)  All claims for refunds of federal, state or local taxes; and

          (g) All rights, causes of action and claims accruing, or arising out of acts or omissions occurring or not occurring, prior to the Closing.

     1.3 ASSUMED OBLIGATIONS. Except as set forth below, Buyer shall assume no liabilities as of the Closing Date. Buyer shall assume and be liable for (a) all environmental conditions or matters relating to the Purchased Assets or the business and operations of Seller at the Real Property, including any violations

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of Environmental Laws: (i) that occur on or after the Closing Date; (ii) that are disclosed in the Phase I and Phase II Environmental Assessments and the Baseline Environmental Assessment prepared for Buyer and Seller by Swanson Environmental Inc. dated May 22, 1996, May 29, 1996 and May 31, 1996, respectively (the "Environmental Reports"); or (iii) of which Groves has actual knowledge; (b) all obligations under the Subject Contracts to the extent such obligations accrue from and after the Closing; and (c) all accounts payable arising out of the purchases of any assets within 30 days prior to the Closing, except to the extent that such purchases were approved by an officer of Seller other than Gerald M. Groves (collectively the "Assumed Obligations"). Except as set forth above, Buyer shall assume no liabilities as of the Closing Date. Seller shall be responsible for all liabilities up through the date of Closing included but not limited to the following:

          (a) All liabilities, contingent or otherwise, which may arise out of any guarantees or any other instruments or agreements to which Seller is a party as an endorser, surety or guarantor; and

          (b) All liabilities or claims for personal injury or damage to property and all warranty claims based on or relating to any products sold or manufactured by Seller prior to the Closing Date, including any and all costs or attorneys' fees incurred in connection therewith; and

          (c) Compliance with all Environmental Laws which in any way relate to the operation of Seller's business, except as disclosed in the Environmental Reports or of which Groves has actual knowledge. "Environmental Laws" means all applicable Federal, state and local laws, regulations and ordinances relative to air quality, water: quality, solid waste management, hazardous waste management, hazardous or toxic substances or the protection of human health or the environment, including, the comprehensive Environmental Response Compensation, and Liability Act of 1980 (42 USC Sec. 9601, ET SEQ.) ("CERCLA"), the Hazardous Material Transportation Act (49 USC Sec. 1801, ET SEQ.), the Federal Water Pollution Control Act (33 USC Sec. 1251, ET SEQ.), the Resource Conservation and Recovery Act of 1976 (42 USC Sec. 6901, ET SEQ.), the Clean Air Act (42 USC Sec. 7401, ET SEQ.), the Toxic Substances Control Act (15 USC Sec. 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 USC Sec. 136, ET SEQ.), as each of these laws may have been amended through the date of this Agreement, and any analogous state or local statutes and the regulations promulgated pursuant thereto including, but not limited to, the Michigan National Resources Protection Act, P.A. 451 of 1994, as amended.

     1.4 RELEASE. Buyer hereby releases Seller and its subsidiaries affiliates and other related entities and any of their respective stockholders, predecessors, successors, assigns, officers, directors, employees and agents from any and all liability under Environmental Laws or the environmental condition of the Purchased Assets or the business of Seller, including but not limited to, liability under CERCLA (i) that occurs on or after the Closing Date; or (ii) that are disclosed in the Environmental Reports, arising from or relating to:

          (a) any future environmental contamination of the Real Property or the Purchased Assets including, but not limited to, groundwater contamination or any contamination which may emanate from the Real Property or the Purchased Assets to adjacent properties or the surrounding environment;

          (b) any future generation, transport, storage, disposal, treatment or other handling, or arrangement therefor, of any waste, materials, contaminants, pollutants or other

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     substances that might contaminate the Real Property or the Purchased
     Assets, damage the environment or otherwise subject Buyer to liability; and

          (c) any future activities at or operation of the Real Property or the Purchased Assets that in any way might be alleged to fail to comply with any requirements of any applicable Environmental Laws.

This release shall survive the closing of this transaction.

     1.5 CLOSING. The purchase and sale provided for herein shall be consummated and closed (the "Closing") at the offices of NBD Bank, N.A., 29700 Van Dyke, Warren, MI 48093, or at such other place as Seller and Buyer shall mutually agree upon, on the date of this Agreement. The date of the Closing is referred to herein as the "Closing Date."

     1.6 PURCHASE PRICE AND PAYMENT. The Purchase Price for the Purchased Assets (the "Purchase-Price")shall be $700,000, payable as follows:

          (a) $550,000 will be paid at Closing by wire transfer of immediately available funds to an account designated by Seller;

          (b) $150,000 will be paid by delivery of Buyer's promissory notes in the amounts of $100,000 and $50,000 the form of Exhibit 4 attached hereto (the "Notes"). The Notes will be personally guarantied by Gerald K. Groves pursuant to a Guaranty in the form of Exhibit 5 attached hereto (the "Guaranty") and will be secured by a security interest in all personal property of Buyer pursuant to a Security Agreement in the form of Exhibit
     6 attached hereto (the "Security Agreement"), and a second mortgage on the Real Property in the form of Exhibit 7 attached hereto (the "Mortgage").

     1.7 ALLOCATION OF PURCHASE PRICE. The parties agree that the Purchase Price shall be allocated among the Purchased Assets in the manner set forth in
Exhibit 8 attached hereto as a part hereof.

     1.8 TRANSFER TAXES. All applicable sales and transfer taxes, if any, arising by reason of the transfer of the Purchased Assets under this Agreement, will be borne by Seller.

     1.9 PRORATIONS. The parties will prorate and apportion as of the Closing Date general real estate taxes (including supplemental taxes, if any) based on 1995 city, school and county taxes paid by Seller as shown on the latest tax bill. Prepaid rents, personal property taxes and other charges will be prorated and apportioned as of the Closing Date. Seller will be charged with the cost of discharging any monetary liens and they will be discharged as of the Closing Date. All assessments, transfer taxes and conveyance fees will be charged to and paid by Seller. Seller will use its best efforts to cause final water, gas, sewer, electric and all other utility meter readings to be made as of or as close to the Closing Date as Seller will promptly pay the final bills rendered on the basis of the final readings and will deliver to Buyer evidence of their payment.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

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     The Seller represents and warrants to Buyer that on the date hereof:

     2.1 CORPORATE STATUS. The Seller is a corporation duly-organized, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to own its assets and conduct its businesses. The Seller is qualified to transact business in each state or jurisdiction in which the conduct of its business or ownership of its properties in that state or jurisdiction requires qualification. Seller has delivered to Buyer complete and correct copies of Seller's Articles of Incorporation and By-Laws, as amended and as now in effect.

     2.2 AUTHORITY. Seller has the full legal right, power and authority, without the consent of any other person, to enter into this Agreement and the other documents delivered in connection herewith and consummate the transactions contemplated herein and therein, and the execution and delivery of this Agreement and the other documents delivered in connection herewith and the consummation of the transactions contemplated herein and therein do not and shall not violate or conflict with any provision of law, any regulation, order, decree or judgment of any court or governmental agency, or of the Articles of Incorporation or By-Laws of the Seller, as amended, or result in the breach or termination of any provision of or constitute a default under any indenture, agreement or other instrument to which Seller is a party or by which its or their properties may be bound.

     2.3 CORPORATE AUTHORIZATION AND VALIDITY. Seller has taken all necessary legal action to authorize and approve the execution, delivery and performance of this Agreement and all the documents to be delivered in connection herewith and all transactions contemplated herein and therein. This Agreement has been and the documents delivered in connection herewith shall be duly executed by Seller and shall constitute lawful, valid and binding obligations of Seller, enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors and except that specific performance is a discretionary, equitable remedy).

     2.4 TITLE TO PURCHASED ASSETS. Seller has, and will have, good and unencumbered marketable title to the Purchased Assets, free and clear of all liens (other than liens for taxes not yet due and payable) encumbrances or claims whatsoever, except as set forth in the warranty deed for the Real Property being delivered by Seller. Except for UCC-l financing statements of National Canada Finance Corp., releases of which are being delivered by Seller to Buyer concurrently herewith, no financing statement under the Uniform Commercial Code has been filed on any of the Purchased Assets and Seller has not signed any such financing statement or any security agreement, mortgage or other instrument authorizing any secured party or mortgagee thereunder to file any such financing statement. Seller is not a party to any consignment agreement and is in possession of its tangible personal property, all of which is located at its facilities in Detroit, Michigan..

                                    ARTICLE 3

                     REPRESENTATION AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Seller that on the date hereof:

     3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

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     3.2  AUTHORITY.  Buyer has full legal right, power and authority, without the consent of any other person, to enter into this Agreement and the other documents delivered in connection herewith and to consummate the transactions contemplated herein and therein, and the execution and delivery of this Agreement and the other documents delivered in connection herewith and the consummation of the transaction contemplated herein and therein do not and shall not violate or conflict with any provision of law, any regulation, order, decree, or trier of any court or governmental agency or the Articles of Incorporation or By-laws of Buyer, as amended, or result in the breach or termination of any provision or constitute a default under any indenture, agreement or other instrument to which Buyer is a party or by which its properties may be bound.

     3.3 CORPORATE AUTHORIZATION AND VALIDITY. Buyer has taken all necessary legal action to authorize and approve the execution, delivery and performance of this Agreement and all the documents to be delivered in connection herewith and all transactions contemplated herein and therein. This Agreement has been and the documents delivered in connection herewith shall be duly executed by Buyer and shall constitute lawful, valid and binding obligations of Buyer, enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors and except that specific performance is a discretionary, equitable remedy).

     3.4 Environmental. Buyer and Groves represent that to their knowledge there are no (i) violations of Environmental Laws relating to the Real Property or the Purchased Asses; and (ii) environmental liabilities not disclosed in the Environmental Reports.


                                    ARTICLE 4
                             BUYER'S ACKNOWLEDGMENT

     Buyer acknowledges (a): that Gerald M. Groves, the principal shareholder and chief executive officer of buyer, has been the President and chief operating officer of Seller for more than ten years and, as a result, has a thorough knowledge of all aspects of the assets, operations and business of Seller, (b) that neither Seller nor any of its agents, representatives or attorneys have made any representations or warranties of any type or nature whatsoever with respect to any fact, matter or condition relating to any of the Purchased Assets or the business of Seller, including, without limitation, the environmental condition of the Purchased Assets or the business of Seller, other than as specifically set forth in this Agreement, and (c) that Buyer has had an adequate opportunity to inspect the Purchased Assets and all matters pertaining thereto, including the Environmental Reports and has reviewed such reports with the assistance of legal counsel and any other experts Buyer deemed appropriate. By closing the purchase of the Purchased Assets, Buyer shall be deemed to have purchased the Purchased Assets in an "AS IS AND WITH ALL FAULTS" condition in each and every respect (including, without limitation, with respect to the environmental condition of the Purchased Assets). In addition, notwithstanding any other provisions of this Agreement, Seller shall have no liability for breach of any warranty or representation or for indemnification of Buyer as a result of any matter of which Groves has actual knowledge.


                                    ARTICLES

                       THE SELLERS'S CONDITIONS PRECEDENT

     All of the following shall be conditions precedent to the Seller's obligations to consummate the transaction contemplated by this Agreement:

     5.1 TRUTH AND ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer herein shall be accurate and correct in all material respects on and as of the date of Closing as if made on and as of the date and the Seller shall have received a certificate dated at the Closing signed by Buyer to the foregoing effect.

     5.2 PERFORMANCE OF AGREEMENTS. Buyer shall have performed all its covenants and agreements contained herein and required to be performed on or before the Closing.

     5.3 DOCUMENTS TO BE DELIVERED TO BUYER. On or before the Closing Buyer shall execute and deliver or cause to be delivered all of the Buyer Closing Documents (as defined herein).

     5.4 NO LITIGATION. No suit, action or other proceeding shall be pending or, to the best knowledge of the Buyer, threatened before any court or governmental agency seeking to restrain, prohibit or to obtain damage or other relief in connection with this Agreement or the consummation transaction contemplated herein, there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.


                                    ARTICLE 6

                          BUYER'S CONDITIONS PRECEDENT

     All of the following shall be conditions precedent to Buyer's obligations to consummate the transactions contemplated by this Agreement.

     6.1 TRUTH AND ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller contained in this Agreement shall be accurate and correct in all material respects on and as of the date of Closing as if made on and as of that date. The Exhibits referred to herein and the documents and schedules delivered pursuant hereto shall likewise be accurate and correct in all material respects on and as of the date of Closing as if prepared on and as of that date.

     6.2 MATERIAL ADVERSE EVENTS. The business or property of Seller shall not have been materially adversely affected as of the Closing in any way as a result of any casualty or disaster, accident, labor dispute, exercise of the power of eminent domain, or other governmental act, or any other Act of God or the public enemy.

     6.3 PERFORMANCE OF AGREEMENTS. The Seller shall have performed all its covenants and agreements contained herein and required to be performed on or before the Closing.

     6.4 DOCUMENTS TO BE DELIVERED BY SELLER. On or before the Closing, Seller shall execute and deliver or cause to be delivered all of Seller's Closing Documents, respectively.

     6.5 NO LITIGATION. No suit, action or other proceeding shall be pending or, to the best knowledge of the Seller threatened before any court or governmental agency seeking to restrain, prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated herein, there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.

                                    ARTICLE 7

                           CLOSING DOCUMENTS AND FUNDS

     7.1  SELLER'S CLOSING DOCUMENTS.  Seller shall deliver to Buyer on the
Closing.  Date the following..(the .1' Seller's Closing documents):   ..-

          (a) Good and sufficient bills of sale, deeds, assignments and other instruments of transfer with covenants or warranties as shall be necessary to assign and transfer to and vest in Buyer good and marketable title to all the Purchased Assets, free and clear of any and all liabilities, liens, claims and encumbrances except those specifically permitted by this Agreement;

          (b) All consents of third parties, if any, which are necessary to effectively transfer the Purchased Assets in the manner provided for herein, in form and substance satisfactory to counsel for Buyer;

          (c) Certificate of the Seller dated the Closing Date certifying that each of the representations and warranties of the Seller contained herein are true in all respects as of the Closing Date, that the Seller has performed all of the covenants and agreements contained herein and required to be performed as of the Closing Date and that the conditions precedent set forth in Sections 6.1 through 6.5 hereof have been fulfilled;

          (d) Certificate of the Secretary or an Assistant Secretary of the Seller dated the Closing Date with respect to the incumbency of corporate officers and their signatures, corporate standing, corporate charter and by-laws, and corporate director and shareholders resolutions authorizing and approving this Agreement and the transactions contemplated hereby;

          (e) Certificate of Incorporation and all amendments thereto of the Seller certified by the Secretary of State of the jurisdiction in which the Seller is incorporated dated not more than thirty (30) days prior to the Closing Date;

          (f) Certificates of good standing for the Seller issued by the appropriate officials of the jurisdictions in which the Seller is incorporated and qualified, dated not more than thirty (30) days prior to the Closing Date;

          (g) A legal opinion of Seller's counsel in the form attached hereto as Exhibit 9; and

          (h) Such documents and certificates as may be required by the title insurance company for the purpose of issuing as of Closing Date its title insurance policy in the name of Buyer.

     7.2 Buyers Closing Documents. Buyers shall deliver to Seller on the Closing Date the following:

          (a) Certificate of the Buyer dated the Closing Date certifying that each of the representations and warranties of the Buyer contained herein are true in all respects as of the Closing Date, that the Buyer has performed all of the covenants and agreements contained herein and required to be performed as of the Closing Date and that the conditions precedent set forth in Sections 5.1, 5.2, 5.3 and 5.4 have been fulfilled;

          (b) Certificate of the Secretary or an Assistant Secretary of Buyer dated the Closing Date with respect to the incumbency of corporate officers and their signatures, corporate standing, corporate charter and by-laws, and corporate director resolutions authorizing and approving this Agreement and the transactions contemplated hereby;

          (c) Certificate of Incorporation of Buyer certified by the Secretary of State of Michigan, dated not more than thirty (30) days prior to the Closing Date;

          (d) Certificate of good standing for Buyer issued by the Secretary of State of Michigan, dated not more than thirty (30) days prior to Closing Date; and

          (e) The wire transfer, Notes, Guaranty, Security Agreement, Mortgage and UCC-1 Financing Statements delivered by Buyer pursuant to Section 1.6 hereof.

          (f)  A legal opinion of Buyer's counsel in the form attached hereto as
     Exhibit 10.


                                    ARTICLE 8
                                 INDEMNIFICATION


     8.1 IDENTIFICATION BY SELLER. The Seller shall indemnify, defend and hold harmless Buyer, it successors and assigns, and its officers, directors and employees from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense including, without limitation, reasonable attorneys' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand, of any kind or character, arising out of or in any manner incident, relating or attributable to
(a) any breach or failure of any representation or warranty of the Seller contained in this Agreement or in any certificate, instrument or transfer of other document or agreement executed by the Seller in connection with this Agreement or otherwise made or given in connection with this Agreement, (b) any failure by the Seller to perform or observer, or-to have performed or observed, in full any covenant, agreement or condition to be performed or observed by any of them under this Agreement or under any certificates or other documents or agreements executed by any of them in connection with this Agreement, (c) any agreements, contracts, negotiations or other dealings by Seller with any person concerning the sale of the business of the Seller, (d) any liabilities, except liabilities with respect to Environmental Matters, of Seller not specifically assumed by Buyer pursuant to the provisions hereof including, without limitation, all liabilities based on products liability or warranty claims relating to products sold or manufactured by Seller prior to the Closing Date, regardless of when such liability may arise prior to the Closing Date.

     8.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify Seller from, against and with respect to any claim, liability, damage, judgment and expense (including reasonable attorneys' fees) arising out of or relating to (a) any breach or failure of any warranty or representation of Buyer or Groves contained herein or made pursuant hereto, or (b) any failure by Buyer to perform in full any covenant, agreement or condition to be performed by Buyer hereunder, or (C) any failure of Buyer to fulfill, pay or discharge any obligations, debts or liabilities assumed by Buyer pursuant to this Agreement (including, without limitation, liabilities with respect to the environmental condition of the Purchased Assets or the operation of the business of Seller as described in
Section 1.3 ("Environmental Indemnity").

     8.3 LIMIT ON INDEMNIFICATION. Seller shall be liable to the Buyer and the Buyer shall be liable to the Seller for the full amount of any indemnification provisions of this Article 9 apply; provided, however, that (i) a party shall not be liable until the aggregate of all such claims asserted exceeds $25,000;
(ii) in no event will either party be liable to the other for claims of indemnification in an aggregate amount in excess of $300,000 (except with respect to Environmental Indemnity), for which there shall be no such limitation, and (iii) in no event will either party be liable for any claim of indemnification unless the party seeking indemnification gives written notice of such claim to the party from whom indemnification is sought within one year after the Closing Date (except with respect to Environmental Indemnity, as to which there shall be no limitation); and (iv) the amount of any claim for indemnification shall be net of any tax or insurance benefits realized by the party seeking indemnification as a result of the loss.

     8.4 DEFENSE OF CLAIM. In case a party (the "Indemnified Party") has received- actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding for which indemnity properly may be sought against the other party (the "Indemnifying Party") pursuant to this Agreement, the Indemnifying Party will give notice in writing to the Indemnifying Party. Within 15 days after the earlier of (i) receipt of such notice or (ii) receipt of actual notice by the Indemnifying Party from sources other than the Indemnified Party, the Indemnifying Party may give the Indemnified Party written notice of its election to conduct the defense of such claim, action or proceeding at its own expense. If the Indemnifying Party has given the Indemnified Party such notice of election to conduct the defense, the Indemnifying Party may conduct the defense at its expense, but the Indemnified Party will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of the Indemnified Party, without a right of further reimbursement in respect of such expenses. If the Indemnifying Party has not so notified the Indemnified Party in writing (within the time above provided) of its election to conduct the defense of such claim, action or proceeding, the Indemnified Party may (but need not) conduct (at the Indemnifying Party's expense) the defense of such claim, action or proceeding. The Indemnified Party may at any time notify the Indemnifying Party of the Indemnified Party's intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which the Indemnifying Party has not previously elected to conduct) and may make such settlement, compromise or satisfaction (at the Indemnifying Party's expense) unless the Indemnifying Party notifies the Indemnified Party in writing (within 15 days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. Any settlement, compromise or satisfaction made by the Indemnified Party, or any such final judgment or decree entered in, any claim, action or proceeding defended only by the Indemnified Party, regardless of the amount or terms, will be deemed to have been consented to by, and will be binding on, the Indemnifying Party as fully as though they alone had assumed the defense and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, satisfaction, judgment or decree. If the Indemnifying Party has elected under this Section 8.4 to conduct the defense of any claim, action or proceeding, then the Indemnifying Party will be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding. If the Indemnifying Party elects to settle, compromise or satisfy any claim, action or proceeding defended by it, the cost of any such settlement, compromise or satisfaction will be borne entirely by the Indemnifying Party. The Indemnified Party and the Indemnifying Party will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 8.4

     8.5 This Article 8 sets forth the exclusive remedies of Buyer or Seller for any claim relating to this Agreement or the transactions contemplated by this Agreement, except in the event of fraud.


                                    ARTICLE 9

     9.1 ABSENCE OF BROKER. The Seller represents and warrants to Buyer that the services of a broker or finder have not been used by Seller in connection with any of the matters pertaining to this transaction and that no broker's or finder's fee will become payable by Buyer by reason of the execution of this Agreement or the consummation of the transaction contemplated herein and arising out of the acts or omissions of Seller. Seller shall hold harmless and indemnify Buyer and its officers, directors and employees from and against any claim for broker's, finder's or financial advisor's fees, including any cost or expense incurred in connection with the defense of any suit claiming such fees, or in any other manner pertaining to claims for such fees, which may become payable by reason of the acts or omissions of the Seller. Buyer shall hold harmless and indemnify Seller from and against any claim for broker's, finder's or financial advisor's fees, including any cost or expense incurred in connection with the defense of any suit claiming such fees, or in any other manner pertaining to claims for such fees, which may become payable by reason of the acts or omissions of Buyer.

     9.2 GOVERNING LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Michigan.

     9.3 EXPENSES. Except as set forth in a letter agreement dated March 8, 1996 between Gerald H. Groves and Meridian National Corporation (see Exhibit
11), each party to this Agreement shall bear its own legal, accounting and other expenses related to the purchase and sale provided for herein.

     9.4 ENTIRE AGREEMENT AND CONSTRUCTION. Except for the agreements specifically referred to herein, this Agreement (including the Schedules and Exhibits referred to herein) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein. Any representation or warranty made herein which is based upon the "knowledge" of a party means actual knowledge without investigation of any officer or director of a party, provided that the knowledge of Gerald M. Groves will not be imputed to, or deemed actual knowledge of, Seller. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party's knowledge of any inaccuracy in any representation or warranty contained herein) unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

     9.5 BENEFIT. All of the terms and provisions of this Agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors and assigns. The rights and obligations provided by this Agreement shall not be assignable by any party. Except as expressly provided herein, nothing herein is intended to confer upon any person, other than the parties and their successors as provided herein, any rights or remedies under or by reason of this Agreement.

     9.6 FORM OF DOCUMENTS. All instruments or documents to be delivered by any party to this Agreement shall be in a form and content reasonably satisfactory to the counsel for the party receiving such instrument or document. Each Exhibit shall be identified by a cover page and initialed on each page on behalf of the Seller by an officer of or counsel for the Seller. Buyer's authorized representative (for purposes of identification and to acknowledge receipt only) shall likewise initial each page thereof. Each Exhibit shall be deemed an integral part of this Agreement.

     9.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     9.8 NOTICES. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

     If to Buyer to:     Mr. Gerald M. Groves
                         Meridian International, Inc.
                         312 West End Avenue
                         Detroit, MI 48209
                         Facsimile:  (313) 841-7809

     With a copy to:     Robert D. Hicks, Esq.
                         3921 Amherst Road
                         Royal Oak, MI 48073
                         Facsimile:  (810) 549-0448

     If to Seller:       Mr. James L. Rosino
                         Meridian Environmental Services, Inc.
                         805 Chicago Street
                         Toledo, OH 43611
                         Facsimile:  (419) 729-1217

     With a copy, in     Michael J. Meaney, Esq.
     the case of a       Benesch, Friedlander, Coplan & Aronoff
     notice to Seller    2300 BP America Building
     to:                 Cleveland, OH 44114
                         Facsimile:  (216) 363-4588

     9.9  BULK SALES.    Buyer hereby waives compliance with all applicable bulk
sale laws.

     9.10 SURVIVAL OF REPRESENTATIONS. WARRANTIES AND COVENANTS. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or instrument provided for herein shall be deemed to have been remade as of the Closing Date and survive thereafter and continue in full force and effect after the consummation of the purchase and sale of the Purchased Assets.

     9.11 PRESS RELEASES. Buyer will not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of Seller.

     9.12 CERTAIN ADJUSTMENTS. If Buyer receives payment from a customer in respect of goods shipped by Seller, Buyer promptly will remit such amount to Seller. If Seller receives payment from a customer in respect of goods shipped by Buyer, Seller promptly will remit such amount to Buyer.


                            [SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        MERIDIAN ENVIRONMENTAL SERVICES, INC.

                                        By:  /s/ James L. Rosino
                                           ----------------------------------
                                           Its Vice President - Finance

                                        MERIDIAN INTERNATIONAL, INC.

                                        By:  /s/  Gerald M. Groves
                                           ----------------------------------
                                           Its President

                                             /s/ Gerald M. Groves
                                           ----------------------------------
                                        GERALD M. GROVES, INDIVIDUALLY

                                        MERIDIAN ENVIRONMENTAL SERVICES, INC.
                                                  805 Chicago Street
                                                  Toledo, OH 43611



                                                                 July 3, 1996


Meridian International, Inc.
312 West End Avenue
Detroit, MI 48209

Gentlemen:

     The purpose of this side letter is to set forth certain amendments to tile Purchase Agreement between us of this date.


     Section 1.6 of the Purchase Agreement is hereby amended to provide that the Purchase Price of $700,000 shall be payable $500,000 Closing and $200,000 by delivery of Buyer's promissory note in the amounts of $100,000, $50,000 and $50,000 (the "Notes"). All three of the Notes wig be personally guaranteed by Gerald M. Groves pursuant to the Guaranty and will be secured pursuant to the Security Agreement and the Mortgage.

                                             Very truly yours,


                                             MERIDIAN ENVIRONMENTAL
                                             SERVICES, INC.

                                             By:  /s/ James L. Rosino
                                                ------------------------------
                                                Its:  Vice-President - Finance

ACCEPTED AND AGREED
MERIDIAN INTERNATIONAL, INC..


By:  /s/  Gerald M, Groves - President
   -----------------------------------
   Gerald M. Groves, President